Exhibit 8.1

ADVOCATEN | AVOCATS

Euronav NV
De Gerlachekaai 20
2000 Antwerpen

Antwerp, February 14, 2018

Re: Euronav NV

Ladies and Gentlemen:

We have acted as Belgian counsel to Euronav NV, a company incorporated under the laws of the Kingdom of Belgium (the “Company”), in connection with the Company’s Registration Statement on Form F-4 as filed with the U.S. Securities and Exchange Commission on February 14, 2018, as thereafter amended or supplemented (the “Registration Statement”), with respect to the issuance of up to 60,815,764 ordinary shares of the Company, no par value (the “Ordinary Shares”). The Registration Statement relates to the merger of Euronav Ml Inc. (“Merger Sub”) with and into Gener8 Maritime, Inc. (“Gener8”), with Gener8 as the surviving corporation as a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the Agreement and Plan of Merger dated December 20, 2017, by and among the Company, Merger Sub, and Gener8 (the “Merger Agreement”), as described in the form of proxy statement/prospectus included in the Registration Statement (the “Proxy/Prospectus”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Proxy/Prospectus included in the Registration Statement; the Merger Agreement, and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents, and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, including the Proxy/Prospectus, the Merger Agreement and such other documents, agreements and instruments.

Based upon and subject to the foregoing, and the other assumptions, exclusions and qualifications in this letter, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Proxy/Prospectus under the heading “Material Tax Considerations” therein, we hereby confirm that the opinions that are attributed to Argo Law with respect to Belgian federal income tax matters expressed in the Proxy/Prospects under the heading “Material Tax Consideration – Belgian Tax Considerations” are the opinions of Argo Law accurately state our views as to the tax matters discussed therein.

Argo Law	T +32 (0)3 206 85 30	Kantoorrekening	Derdenrekening
City Link	F +32 (0)3 206 85 55	IBAN BE82 0016 9734 1968	IBAN BE36 0017 0272 6781
Posthofbrug 12 / 5 - 2600 Antwerpen	E info@argo-law.be	BIC GEBABEBB	BIC GEBABEBB
www.argo-law.be	BTW BE0533.993.314

Our opinions and the tax discussion as set forth in the Registration Statement are based on the current provisions of the Belgian Income Tax Code 1992 and the Belgian Various Duties and Taxes Code as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. Our opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the heading “Material Tax Considerations” in the Proxy/Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Philippe Rens
For and on behalf of Argo Law cvba
Philippe Rens